FOR IMMEDIATE RELEASE:

         For:     HMG/COURTLAND PROPERTIES, INC.
                  2701 S. Bayshore Drive - Penthouse
                  Coconut Grove, FL 33133
                  Company Contacts:         Maurice Wiener
                                            Lawrence Rothstein
                                            (305) 854-6803



                  HMG/COURTLAND PROPERTIES, INC. PRESS RELEASE

COCONUT GROVE, FLORIDA, October 8, 1999

                  As previously reported, HMG has been involved in litigation in the Delaware Court of Chancery with two former directors of the Company, Norman
A. Fieber and Lee Gray. On July 12, 1999 the Court found that Fieber and Gray breached their fiduciary duties of loyalty and care and defrauded the Company.

                  On August 31, 1999 the court issued a final order and judgment. The monetary award to HMG is $4,538,294 of which Mr. Lee Gray and Mr. Norman Fieber are joint and severally liable for $3,340,776. Mr. Lee Gray is also liable for the balance of the award in the amount of $1,197,518.

                  Of the total amount of the award, $3,340,776 has been collected. HMG is continuing in its efforts to collect the remaining balance of $1,197,518 pursuant to the court's order.

                  HMG also announced today that it will invest up to $500,000 in HMG's common stock through repurchases in the open market and possibly a limited number of private transactions.





                                    Exhibit 1